UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 18, 2005

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16447	77-0123732
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     At the JPMorgan Technology Conference in San Francisco today, Maxtor Corporation (the “Company”) executives will provide the following update regarding the outlook for the second quarter ending July 2, 2005, based on the current quarter to date:

•	Demand in April for the Company’s disk drives was strong, especially desktop and consumer electronics applications. The Company shipped approximately one-third of its expected unit volume for the second quarter.

•	Inventory in the channel is slightly less than five weeks for the Company.

•	Pricing is within or slightly better than the Company’s expectations.

•	The Company continues to work on the timing of procuring additional media components and will provide an update during its mid-quarter conference call scheduled for the week of June 6th, if appropriate.

•	The Company reiterates its guidance for the second quarter issued on May 4, 2005:

➢ Revenue between $910 and $950 million,

➢ Gross profit margin of between 11.0% and 11.3%,

➢ Operating expenses of approximately $115 to $117 million, including approximately $7 million of building restructuring charges, and

➢ Net loss of between $17 and $22 million, or $(0.07) to $(0.09) cents per share.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this Current Report that are not purely historical, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future, are forward-looking statements. Examples of forward-looking statements in this report include statements regarding future financial performance, customer demand, pricing of our products and general market conditions. These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and are subject to risks and uncertainties, including, but not limited to, market demand for hard disk drives, qualification of the Company’s products, market acceptance of its products, the Company’s ability to execute future development and production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, the availability of components, pricing trends, actions by competitors, and general economic and industry conditions. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those anticipated in this report as a result of certain factors including, but not limited to, those set forth in the following section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Performance” in the Company’s latest annual and quarterly reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer